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                                  Exhibit 12.2

                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENT
                          (in thousands, except ratios)

                                                              Year Ended
                                                              December 31
                                                                 1996
                                                              -----------

EXCLUDING INTEREST ON DEPOSITS

Net loss                                                      ($1,486)
Tax benefit                                                    (1,011)
Other interest expense                                           2,716
                                                               -------
Earnings before taxes and fixed charges                           $219
                                                               -------
                                                               -------
Fixed charges per above                                         $2,716
Preferred stock dividends                                          449
                                                               -------
Fixed charges including preferred stock dividends               $3,165
                                                               -------
                                                               -------
Ratio of earnings to fixed charges and preferred stock
  dividend requirements                                           0.07
                                                               -------
                                                               -------
INCLUDING INTEREST ON DEPOSITS

Fixed charges, including preferred stock dividends              $3,165
Interest on deposits                                            19,927
                                                               -------
Total fixed charges and interest on deposits                   $23,092
                                                               -------
                                                               -------
Earnings before taxes and fixed charges, per above                $219
Interest on deposits                                            19,927
                                                               -------
Total earnings before taxes, fixed charges and
  interest on deposits                                         $20,146
                                                               -------
                                                               -------
Ratio of earnings to fixed charges                                0.87
                                                               -------
                                                               -------
Deficiency                                                      $2,946
                                                               -------
                                                               -------


The 1996 earnings are inadequate to cover fixed charges by the amount noted above.